Exhibit 4(j)
NEXTERA ENERGY CAPITAL HOLDINGS, INC.

OFFICER’S CERTIFICATE

Creating the Series Q Debentures due February 15, 2034
James May, Vice President & Treasurer of NextEra Energy Capital Holdings, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein, in Appendix A or in Exhibit A hereto, but which are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and pursuant to Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture (For Unsecured Debt Securities) dated as of June 1, 1999 between the Company and the Trustee, as amended (the “Indenture”), that:
1.    The securities to be issued under the Indenture in accordance with this certificate shall be designated “Series Q Debentures due February 15, 2034” (referred to herein as the “Debentures of the Ninety-Fourth Series”) and shall be issued in substantially the form set forth as Exhibit A hereto.
2.    The Debentures of the Ninety-Fourth Series shall mature and the principal shall be due and payable, together with all accrued and unpaid interest thereon, on the Stated Maturity Date. The “Stated Maturity Date” means February 15, 2034.
3.    The Debentures of the Ninety-Fourth Series shall bear interest initially at the rate of 4.000% per annum (the “Interest Rate”) from, and including, March 3, 2026, to, but excluding, the earlier of (i) the Stated Maturity Date and (ii) the Reset Effective Date. In the event of a Successful Remarketing of the Debentures of the Ninety-Fourth Series, the Interest Rate will be determined by the Remarketing Agents and reset at the Reset Rate effective from the Reset Effective Date, as set forth in Paragraph 4 below. If the Interest Rate is so reset, the Debentures of the Ninety-Fourth Series will bear interest at the Reset Rate from, and including, the Reset Effective Date until the principal thereof and accrued and unpaid interest thereon, if any, is paid or duly made available for payment. The “Reset Effective Date” shall mean (i) in connection with a Successful Remarketing of the Debentures of the Ninety-Fourth Series during the Period for Early Remarketing, the third Business Day immediately following the Remarketing Date on which the Debentures of the Ninety-Fourth Series included in such Remarketing are successfully remarketed, unless the Remarketing is successful within five Business Days of the next succeeding Quarterly Interest Payment Date, in which case such Quarterly Interest Payment Date will be the Reset Effective Date, and (ii) in connection with a Successful Remarketing of the Debentures of the Ninety-Fourth Series during the Final Remarketing Period, February 15, 2029.
Interest on a Debenture of the Ninety-Fourth Series shall be payable initially quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each a “Quarterly Interest Payment Date”), commencing May 15, 2026, to the Person in whose name such Debenture of the Ninety-Fourth Series, or any predecessor Debenture of the Ninety-Fourth Series, is registered on the books and records of the Security Registrar at the close of business on the relevant Regular Record Date for such Quarterly Interest Payment Date. Following a Successful Remarketing of the Debentures of the Ninety-Fourth Series, interest on a Debenture of the Ninety-Fourth Series shall be payable (i) on the Reset Effective Date and (ii) semi-annually in arrears on the Subsequent Interest Payment Dates (together with the Quarterly Interest Payment Dates and the Reset Effective Date, the “Interest Payment Dates”), in each case to the Person in whose name

DB1/ 167067933.1

such Debenture of the Ninety-Fourth Series, or any predecessor Debenture of the Ninety-Fourth Series, is registered on the books and records of the Security Registrar at the close of business on the relevant Regular Record Date. “Subsequent Interest Payment Date” shall mean, following the Reset Effective Date, each semi-annual interest payment date established by the Company on the Remarketing Date on which the Debentures of the Ninety-Fourth Series included in the Remarketing are successfully remarketed.
Interest payments will include interest accrued from and including the immediately preceding Interest Payment Date or, in the case of the first Interest Payment Date, from and including March 3, 2026, to, but excluding, such Interest Payment Date.
The amount of interest payable on the Debentures of the Ninety-Fourth Series will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly or semi-annual period for which interest is computed shall be computed on the basis of the number of days in such period using 30-day calendar months. In the event that an Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such Interest Payment Date.
Pursuant to the Remarketing Agreement to be entered into between the Company, Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Mizuho Securities USA LLC (collectively referred to as the “Remarketing Agents”), and The Bank of New York Mellon, as Purchase Contract Agent (the “Purchase Contract Agent”), as amended or supplemented from time to time (the “Remarketing Agreement”), and as described below, the Company (i) during the Period for Early Remarketing may, at its option, and in its sole discretion, select one or more Early Remarketing Periods on which the Company may cause the Remarketing Agents to remarket, in whole (but not in part), (A) the Pledged Debentures of the Ninety-Fourth Series, and (B) any Separate Debentures of the Ninety-Fourth Series of Holders who have elected in the manner set forth in the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement to have such Separate Debentures of the Ninety-Fourth Series so remarketed, for settlement on the third Business Day following the Remarketing Date on which a Successful Remarketing occurs, unless the Successful Remarketing occurs within five Business Days of the next succeeding Quarterly Interest Payment Date, in which case such settlement will occur on such Quarterly Interest Payment Date and (ii) if there has not been a Successful Remarketing during the Period for Early Remarketing, if any, shall cause the Remarketing Agents to remarket, in whole (but not in part), on each Remarketing Date during the Final Remarketing Period, (A) the Pledged Debentures of the Ninety-Fourth Series of Corporate Unit holders who have failed to notify the Purchase Contract Agent, on or prior to the seventh Business Day immediately preceding the Purchase Contract Settlement Date, of their intention to settle such Purchase Contracts in cash, and (B) any Separate Debentures of the Ninety-Fourth Series of Holders who have elected in the manner set forth in the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement to have their Debentures of the Ninety-Fourth Series so remarketed, for settlement on the Purchase Contract Settlement Date.

The Company may select an Early Remarketing Period; provided, that no Remarketing Date during the Period for Early Remarketing shall occur earlier than the fifth Business Day prior to August 15, 2028 nor later than the ninth Business Day prior to the Purchase Contract Settlement Date.
The Company will announce any Remarketing on the sixth Business Day immediately preceding the first Remarketing Date of an Early Remarketing Period and, for the Final Remarketing Period, the Company will announce the remarketing of the Debentures of the Ninety-Fourth Series on the third Business Day immediately preceding the first Remarketing Date of the Final Remarketing Period. Each such announcement (each a “Remarketing Announcement”) on each such date (each a “Remarketing Announcement Date”) shall specify the following:
    (i)    (A)    if the Remarketing Announcement relates to a Remarketing to occur during the Period for Early Remarketing, that the Debentures of the Ninety-Fourth Series may be remarketed on any and all of the Remarketing Dates during such Early Remarketing Period selected by the Company; or
    (B)    if the Remarketing Announcement relates to a Remarketing to occur during the Final Remarketing Period, that the Debentures of the Ninety-Fourth Series may be remarketed on any and all of the third, fourth or fifth Business Days following such Remarketing Announcement Date;
    (ii)    (A)    if the Remarketing Announcement relates to a Remarketing to occur during the Period for Early Remarketing, that the Reset Effective Date will be the third Business Day following the Successful Remarketing Date, unless the Successful Remarketing Date is within five Business Days of the next succeeding Quarterly Interest Payment Date in which case such Quarterly Interest Payment Date will be the Reset Effective Date; or
    (B)    if the Remarketing Announcement relates to a Remarketing to occur during the Final Remarketing Period, that the Reset Effective Date will be February 15, 2029 if there is a Successful Remarketing;
    (iii)    that the Reset Rate and Subsequent Interest Payment Dates for the Debentures of the Ninety-Fourth Series will be established on the Successful Remarketing Date and effective on and after the Reset Effective Date; and
    (iv)    (A)    if the Remarketing Announcement relates to a Remarketing to occur during the Period for Early Remarketing, that the Reset Rate will equal the interest rate on the Debentures of the Ninety-Fourth Series that will enable the Debentures of the Ninety-Fourth Series included in the Remarketing to be remarketed at a price equal to at least 100% of the Remarketing Treasury Portfolio Purchase Price plus the Separate Debentures Purchase Price (the “Remarketing Price”); or
    (B)    if the Remarketing Announcement relates to a Remarketing to occur during the Final Remarketing Period, that the Reset Rate will equal the interest rate on the Debentures of the Ninety-Fourth Series that will enable the Debentures of the Ninety-

Fourth Series included in the Remarketing to be remarketed at a price equal to at least 100% of their aggregate principal amount (the “Contract Settlement Price”).
Each Holder of Separate Debentures of the Ninety-Fourth Series may elect to have some or all of the Separate Debentures of the Ninety-Fourth Series held by such Holder remarketed in any Remarketing. A Holder making such an election must, pursuant to the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, notify the Custodial Agent and deliver such Separate Debentures of the Ninety-Fourth Series to the Custodial Agent on or prior to 5:00 p.m., New York City time, on the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of any Remarketing Period. Any such notice and delivery may not be conditioned upon the level at which the Reset Rate is established in the Remarketing. Any such notice and delivery may be withdrawn on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date of the applicable Remarketing Period in accordance with the provisions set forth in the Pledge Agreement. Any such notice and delivery not withdrawn by such time will be irrevocable with respect to such Remarketing. Promptly after 11:00 a.m., New York City time, on the Business Day immediately preceding the first Remarketing Date of the applicable Remarketing Period, the Custodial Agent, based on the notices and deliveries received by it prior to such time and pursuant to the Pledge Agreement, shall notify the Remarketing Agents of the principal amount of Separate Debentures of the Ninety-Fourth Series to be tendered for Remarketing and shall cause such Separate Debentures of the Ninety-Fourth Series to be presented to the Remarketing Agents. Debentures of the Ninety-Fourth Series that are a component of Corporate Units will be deemed tendered for Remarketing and will be remarketed in accordance with the terms of the Remarketing Agreement.
Unless there has been a Successful Remarketing, on each Remarketing Date selected by the Company during an Early Remarketing Period, the Company shall cause the Remarketing Agents to use their commercially reasonable efforts to remarket the Debentures of the Ninety-Fourth Series that the Collateral Agent and the Custodial Agent shall have notified the Remarketing Agents have been tendered for, or otherwise are to be included in, the Remarketing, at a price per $1,000 principal amount of the Debentures of the Ninety-Fourth Series such that the aggregate price for the aggregate principal amount of the Debentures of the Ninety-Fourth Series being remarketed on that date will be approximately (i) if the Reset Effective Date is not the Purchase Contract Settlement Date, the Remarketing Price or (ii) if the Reset Effective Date is the Purchase Contract Settlement Date, the Contract Settlement Price.
In the event of a Successful Remarketing, on the Remarketing Date the Company will request the Depositary to notify its participants holding the Separate Debentures of the Ninety-Fourth Series, no later than the Business Day next succeeding the Successful Remarketing Date, of the Reset Rate, the Subsequent Interest Payment Dates and related Regular Record Dates for the Debentures of the Ninety-Fourth Series. If a Successful Remarketing does not occur during a Remarketing Period, the Company will cause a notice of such Failed Remarketing to be published on the Business Day following the last Remarketing Date comprising the Remarketing Period (which notice, in the event of a Failed Remarketing on the Final Remarketing Date, shall be published not later than 9:00 a.m., New York City time, and shall include the procedures that must be followed if a Holder of Separate Debentures of the Ninety-Fourth Series wishes to exercise its right to put such Separate Debentures of the Ninety-Fourth Series to the Company), in each case, by making a timely release to any appropriate news agency, including Bloomberg News and the Dow Jones Newswires.
In accordance with the Depositary’s procedures, on the Reset Effective Date, the transactions described above with respect to each Debenture of the Ninety-Fourth Series tendered for purchase and sold in such Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and such Debentures of the Ninety-Fourth Series delivered by book entry as necessary to effect purchases and sales of such Debentures of the Ninety-Fourth Series. The Depositary shall make payment in accordance with its procedures.
In no event shall the aggregate price for the Debentures of the Ninety-Fourth Series in a Remarketing be less than a price (the “Minimum Price”) equal to (i) in the case of a Remarketing during the Period for Early Remarketing, 100% of the sum of the Remarketing Treasury Portfolio Purchase Price and the Separate Debentures Purchase Price or (ii) in the case of a Remarketing during the Final Remarketing Period, 100% of the aggregate principal amount of the Debentures of the Ninety-Fourth Series being remarketed. A remarketing attempt on any Remarketing Date will be deemed unsuccessful (i) if the Remarketing Agents are unable to remarket the Debentures of the Ninety-Fourth Series for an aggregate price that is at least equal to the Minimum Price; or (ii) if a condition precedent to such Remarketing is not fulfilled or, if subject to waiver, waived.
The right of each Holder of Debentures of the Ninety-Fourth Series that are included in Corporate Units to have such Debentures of the Ninety-Fourth Series, and of each Holder of Separate Debentures of the Ninety-Fourth Series to have any Separate Debentures of the Ninety-Fourth Series (together, the “Remarketed Debentures of the Ninety-Fourth Series”), remarketed and sold in any Remarketing, and the obligation of the Company to conduct a Remarketing, shall be subject to the following: (i) the Remarketing Agents have conducted a Remarketing pursuant to the terms of the Remarketing Agreement, (ii) a Special Event Redemption or Mandatory Redemption has not occurred and will not occur prior to such Remarketing Date or the Reset Effective Date, (iii) the Remarketing Agents are able to find a purchaser or purchasers for Remarketed Debentures of the Ninety-Fourth Series at the Minimum Price, and (iv) the purchaser or purchasers deliver the purchase price therefor to the Remarketing Agents as and when required.
None of the Trustee, the Company or the Remarketing Agents shall be obligated in any case to provide funds to make payment upon tender of Debentures of the Ninety-Fourth Series for Remarketing.
“Remarketing Treasury Portfolio” shall mean
(a)    U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 14, 2029 in an aggregate amount at maturity equal to the principal amount of the Debentures of the Ninety-Fourth Series that are components of the Corporate Units;

(b)    if the Reset Effective Date occurs prior to November 15, 2028, with respect to the Quarterly Interest Payment Dates on the Debentures of the Ninety-Fourth Series that would have occurred on November 15, 2028 and February 15, 2029, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to (i) November 14, 2028 (in connection with the Quarterly Interest Payment Date that would have occurred on November 15, 2028) and (ii) February 14, 2029 (in connection with the Quarterly Interest Payment Date that would have occurred on February 15, 2029), each in an aggregate amount at maturity equal to the aggregate interest payments that would be due on November 15, 2028 and February 15, 2029, respectively, on the principal amount of the Debentures of the Ninety-Fourth Series that would have been a component of the Corporate Units assuming no Remarketing and no reset of the Interest Rate on the Debentures of the Ninety-Fourth Series and assuming that interest on the Debentures of the Ninety-Fourth Series accrued from the Reset Effective Date to, but excluding, November 15, 2028 and from November 15, 2028 to, but excluding, February 15, 2029, respectively; and
(c)    if the Reset Effective Date occurs on or after November 15, 2028, with respect to the Quarterly Interest Payment Date on the Debentures of the Ninety-Fourth Series that would have occurred on February 15, 2029, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 14, 2029 in an aggregate amount at maturity equal to the aggregate interest payment that would be due on February 15, 2029 on the principal amount of the Debentures of the Ninety-Fourth Series that would have been a component of the Corporate Units assuming no Remarketing and no reset of the Interest Rate on the Debentures of the Ninety-Fourth Series and assuming that interest on the Debentures of the Ninety-Fourth Series accrued from the Reset Effective Date to, but excluding, February 15, 2029.
If, on the applicable Remarketing Date during the Period for Early Remarketing, U.S. Treasury securities (or principal or interest strips thereof) that are to be included in the Remarketing Treasury Portfolio have a yield that is less than zero, then instead, at the Company’s option, an amount of cash equal to the aggregate principal amount at maturity of the applicable U.S. Treasury securities (or principal or interest strips thereof) described above will be substituted for the Debentures of the Ninety-Fourth Series that are components of the Corporate Units and will be pledged to NextEra Energy through the Collateral Agent to secure the Corporate Unit holders’ obligations to purchase common stock, $0.01 par value per share, of NextEra Energy (the “Common Stock”) under the related Purchase Contracts. In such case, references to “U.S. Treasury securities (or principal or interest strips thereof)” in connection with the Remarketing Treasury Portfolio will, thereafter, be deemed to be references to such amount of cash.
“Remarketing Treasury Portfolio Purchase Price” shall mean the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the applicable Remarketing Date during the Period for Early Remarketing for the purchase of the Remarketing Treasury Portfolio for settlement on the Reset Effective Date, provided, that if the Remarketing Treasury Portfolio consists of cash, “Remarketing Treasury Portfolio Purchase Price” means an amount of cash equal to the aggregate principal amount at maturity of the U.S. Treasury securities (or principal or interest strips thereof) that would have otherwise been components of the Remarketing Treasury Portfolio. “Quotation Agent” means any primary U.S. government securities dealer in New York City selected by the Company.
4.    In connection with each Remarketing, the Remarketing Agents shall determine the reset interest rate (rounded to the nearest one-thousandth (0.001) of one percent per annum) that they believe will, when applied to the Debentures of the Ninety-Fourth Series, enable the aggregate principal amount of the Debentures of the Ninety-Fourth Series being remarketed on such date to be sold at an aggregate price equal to at least (i) if the Reset Effective Date is not the Purchase Contract Settlement Date, the Remarketing Price or (ii) if the Reset Effective Date is the Purchase Contract Settlement Date, the Contract Settlement Price. The reset interest rate established on the Remarketing Date on which a Successful Remarketing occurs shall be the “Reset Rate.”
Anything herein to the contrary notwithstanding, the Reset Rate shall not exceed the maximum rate permitted by applicable law and the Remarketing Agents shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate or, if there is any such limitation, the maximum permissible Reset Rate on the Debentures of the Ninety-Fourth Series and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the eighth Business Day before the first Remarketing Date of any Remarketing Period) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate.
In the event of a Failed Remarketing or if no Debentures of the Ninety-Fourth Series are included in Corporate Units and none of the Holders of the Separate Debentures of the Ninety-Fourth Series elect to have their Debentures of the Ninety-Fourth Series remarketed in any Remarketing, the Interest Rate on the Debentures of the Ninety-Fourth Series will not be reset and will continue to be the Interest Rate.
In the event of a Successful Remarketing, the Interest Rate shall be reset at the Reset Rate as determined by the Remarketing Agents under the Remarketing Agreement. The Reset Rate shall be effective from and after the Reset Effective Date.
5.    Each installment of interest on a Debenture of the Ninety-Fourth Series shall be payable to the Person in whose name such Debenture is registered at the close of business on the “Regular Record Date” for such interest installment, which (a) as long as all of the Debentures of the Ninety-Fourth Series remain in certificated form and are held by the Purchase Contract Agent, or are held in book-entry form, will be one Business Day prior to the corresponding Interest Payment Date, or (b) if the Debentures of the Ninety-Fourth Series remain in certificated form, but all are not held by the Purchase Contract Agent, or are not held in book-entry form, will be at least one Business Day but not more than sixty (60) Business Days prior to such corresponding Interest Payment Date, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement have been terminated, such Regular Record Date must be the same as the record date for payment of distributions and Contract Adjustment Payments for the Corporate Units described in the Purchase Contract Agreement; and provided further that interest payable on the Stated Maturity Date will be paid to the Person to whom principal is paid. The Security Registrar may, but shall not be required to, register the transfer of Debentures of the Ninety-Fourth Series during the ten (10) days immediately preceding an Interest Payment Date. Any installment of interest on the Debentures of the Ninety-Fourth Series not punctually paid or duly provided for will forthwith cease to be payable to the Holders of such Debentures of the Ninety-Fourth Series on such Regular Record Date, and may be paid to the Persons in whose name the

Debentures of the Ninety-Fourth Series are registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest. Notice of such Defaulted Interest and Special Record Date shall be given to the Holders of the Debentures of the Ninety-Fourth Series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures of the Ninety-Fourth Series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
6.    The principal and each installment of interest on the Debentures of the Ninety-Fourth Series shall be payable at, and registration and registration of transfers and exchanges in respect of the Debentures of the Ninety-Fourth Series may be effectuated at, the office or agency of the Company in New York City, New York; provided, that payment of interest may be made at the option of the Company by check mailed to the address of the Persons entitled thereto or by wire transfer to an account designated by the Person entitled thereto. Notices and demands to or upon the Company in respect of the Debentures of the Ninety-Fourth Series may be served at the office or agency of the Company in New York City, New York. The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration, registration of transfers and exchanges and service of notices and demands, and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent. The Trustee will initially be the Security Registrar and the Paying Agent for the Debentures of the Ninety-Fourth Series.
7.    If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Debentures of the Ninety-Fourth Series in whole (but not in part) at any time (“Special Event Redemption”) at a Redemption Price equal to, for each Debenture of the Ninety-Fourth Series, the Redemption Amount plus accrued and unpaid interest, if any, thereon to, but excluding, the date of redemption (the “Special Event Redemption Date”). If the Special Event Redemption occurs prior to a Successful Remarketing of the Debentures of the Ninety-Fourth Series, or if the Debentures of the Ninety-Fourth Series are not successfully remarketed, in each case prior to the Purchase Contract Settlement Date, the Redemption Price payable with respect to the Debentures of the Ninety-Fourth Series that are a component of the Corporate Units at the time of the Special Event Redemption will be paid to the Collateral Agent under the Pledge Agreement dated as of February 1, 2026 by and between NextEra Energy, Deutsche Bank Trust Company Americas, as Collateral Agent (the “Collateral Agent”), Custodial Agent (the “Custodial Agent”) and Securities Intermediary, and The Bank of New York Mellon, as Purchase Contract Agent (the “Pledge Agreement”), on the Special Event Redemption Date on or prior to 12:30 p.m., New York City time, by check or wire transfer in immediately available funds at such place and to such account as may be designated by the Collateral Agent and the Collateral Agent will purchase the Special Event Treasury Portfolio on behalf of the holders of Corporate Units and remit the remainder of the Redemption Price, if any, to the Purchase Contract Agent for payment to the holders. Thereafter, the applicable ownership interests in the Special Event Treasury Portfolio will be substituted for the Applicable Ownership Interests in Debentures of the Ninety-Fourth Series and will be pledged to NextEra Energy, through the Collateral Agent, to secure the Corporate Unit holders’ obligations to purchase Common Stock under the Purchase Contracts.
“Special Event” means any of a Tax Deductibility Event, an Accounting Event or a Tax Credit Event.
“Accounting Event” means the receipt by the audit committee of NextEra Energy’s Board of Directors (or, if there is no such committee, by such Board of Directors) of a written report in accordance with Statement on Auditing Standards (“SAS”) No. 97, “Amendment to SAS No. 50—Reports on the Application of Accounting Principles,” from NextEra Energy’s independent auditors, provided at the request of NextEra Energy management, to the effect that, as a result of a change in accounting rules that becomes effective after March 3, 2026, NextEra Energy must either (a) account for the Purchase Contracts as derivatives (or otherwise mark-to-market or measure the fair value of all or any portion of the Purchase Contracts with changes appearing in NextEra Energy’s income statement) or (b) account for the Equity Units using the if-converted method, and that such accounting treatment will cease to apply upon redemption of the Debentures of the Ninety-Fourth Series.
A “Tax Credit Event” occurs with respect to the Securities of this series if, in the reasonable determination of the Company or the Guarantor (as defined below), there exists a material risk, due to the Securities of this series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended, that the Company or the Guarantor or any of their respective affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Internal Revenue Code of 1986, as amended.
“Tax Deductibility Event” means the receipt by the Company of an opinion of nationally recognized independent tax counsel experienced in such matters (which may be Morgan, Lewis & Bockius LLP or Squire Patton Boggs (US) LLP) to the effect that there is more than an insubstantial risk that interest payable by the Company on the Debentures of the Ninety-Fourth Series would not be deductible, in whole or in part, by the Company for U.S. federal income tax purposes as a result of (a) any amendment to, change in, or announced proposed change in, the laws, or any regulations thereunder, of the U.S. or any political subdivision or taxing authority thereof or therein affecting taxation, (b) any amendment to or change in an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority or (c) any interpretation or pronouncement by any legislative body, court, governmental agency or regulatory authority that provides for a position with respect to any such laws or regulations that differs from the generally accepted position on February 26, 2026, which amendment, change or proposed change is effective or which interpretation or pronouncement is announced on or after February 26, 2026.
“Redemption Amount” means
    (a)    in the case of a Special Event Redemption occurring
(i)    prior to the earlier of (x) a Successful Remarketing, or (y) the Purchase Contract Settlement Date, for each Debenture of the Ninety-Fourth Series, the product of the principal amount of that Debenture of the Ninety-Fourth Series and a fraction, the numerator of which is the Special Event Treasury Portfolio Purchase Price and the denominator of which is the aggregate principal amount of the Debentures of the Ninety-Fourth Series that are a component of the Corporate Units on the Special Event Redemption Date, and

(ii)    on or after (x) a Successful Remarketing, or (y) the Purchase Contract Settlement Date, for each Debenture of the Ninety-Fourth Series Outstanding on the Special Event Redemption Date, the principal amount of the Debenture of the Ninety-Fourth Series.
    (b)    in the case of a Mandatory Redemption occurring
(i)    prior to the earlier of (x) a Successful Remarketing, or (y) the Purchase Contract Settlement Date, for each Debenture of the Ninety-Fourth Series, the product of the principal amount of that Debenture of the Ninety-Fourth Series and a fraction, the numerator of which is the Mandatory Redemption Treasury Portfolio Purchase Price and the denominator of which is the aggregate principal amount of the Debentures of the Ninety-Fourth Series that are a component of the Corporate Units on the date of the Mandatory Redemption (the “Mandatory Redemption Date”), and
(ii)    on or after (x) a Successful Remarketing, or (y) the Purchase Contract Settlement Date, for each Debenture of the Ninety-Fourth Series Outstanding on the Mandatory Redemption Date, the principal amount of the Debenture of the Ninety-Fourth Series.
Notwithstanding the definition of the “Redemption Amount” set forth above, in no event shall the Redemption Amount be less than the principal amount of the Debentures of the Ninety-Fourth Series being redeemed.
“Mandatory Redemption Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Mandatory Redemption Date for the purchase of the Treasury portfolio consisting of the same securities as the Special Event Treasury Portfolio for settlement on the Mandatory Redemption Date.
“Special Event Treasury Portfolio Purchase Price” means the lowest aggregate price quoted by a primary U.S. government securities dealer in New York City to the Quotation Agent on the third Business Day immediately preceding the Special Event Redemption Date for the purchase of the Special Event Treasury Portfolio for settlement on the Special Event Redemption Date.
The Treasury Portfolio to be purchased in connection with a Special Event Redemption, herein referred to as “Special Event Treasury Portfolio,” will consist of:
    (i)    U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to February 14, 2029 in an aggregate amount at maturity equal to the aggregate principal amount of the Debentures of the Ninety-Fourth Series that are a component of the Corporate Units, and
    (ii)    with respect to each scheduled Interest Payment Date on the Debentures of the Ninety-Fourth Series that would have occurred after the Special Event Redemption Date and on or prior to February 15, 2029, U.S. Treasury securities (or principal or interest strips thereof) that mature on or prior to such scheduled Interest Payment Date in an aggregate amount at maturity equal to the aggregate interest payment that would be due on the aggregate principal amount of the Debentures of the Ninety-Fourth Series that would have been a component of the Corporate

Units on such Interest Payment Date (assuming no Special Event Redemption) and assuming that interest accrued from and including the immediately preceding Interest Payment Date to which interest has been paid.
Notice of any redemption is required by the Indenture to be mailed at least thirty (30) days but not more than sixty (60) days before the date fixed for redemption to each registered Holder of Debentures of the Ninety-Fourth Series to be redeemed at its registered address as more fully provided in the Indenture; provided, however, that the Company has reserved the right, without any consent, vote or other action by Holders of the Debentures of the Ninety-Fourth, or of any other series of Securities issued after December 1, 2021, to amend the Indenture to provide that such notice shall be given in the manner provided in the Indenture at least ten (10) days but not more than sixty (60) days prior to the date fixed for redemption, as described in clause (B) of Paragraph 17 hereof. Unless the Company defaults in payment of the Redemption Price, on and after the Special Event Redemption Date interest shall cease to accrue on such Debentures of the Ninety-Fourth Series. In addition, a notice of redemption upon the occurrence of a Tax Credit Event (i) may only be sent by the later of (a) the end of the calendar year in which the Debentures of the Ninety-Fourth Series were issued and (b) six months from the date of issuance of the Debentures of the Ninety-Fourth Series and (ii) shall be accompanied by a certificate from an officer of the Company stating that a Tax Credit Event has occurred.
The Company’s actions and determinations in determining the Redemption Amount shall be conclusive and binding for all purposes, absent manifest error.
The Trustee shall have no duty to determine, or to verify the Company’s calculations of, the Redemption Amount.
8.    Debentures of the Ninety-Fourth Series are subject to a put right (the “Put Right”) in the following circumstances:
    (a)    Each Holder of Separate Debentures of the Ninety-Fourth Series may exercise its Put Right, in the event of a Failed Remarketing during the Final Remarketing Period, by providing written notice at least two Business Days prior to the Purchase Contract Settlement Date. The Put Price will be paid to such Holder on the Purchase Contract Settlement Date.
    (b)    Each Holder of an Applicable Ownership Interest in Debentures of the Ninety-Fourth Series will be deemed to have automatically exercised its Put Right, in the event of a Failed Remarketing during the Final Remarketing Period, unless, on the second Business Day immediately prior to the Purchase Contract Settlement Date, such Holder provides written notice to the Purchase Contract Agent of its intention to settle the related Purchase Contracts with separate cash and, on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, delivers to the Collateral Agent $50 in cash per each of such Holder’s related Purchase Contracts. As provided in Section 5.4 of the Purchase Contract Agreement, each Holder of an Applicable Ownership Interest in Debentures of the Ninety-Fourth Series will be deemed to have elected to apply a portion of the Put Price equal to the principal amount of such Holder’s Debentures of the Ninety-Fourth Series underlying the Applicable Ownership Interests in Debentures of the Ninety-Fourth Series against such Holder’s obligations to NextEra Energy under the related Purchase Contracts, thereby satisfying such obligations in full, and NextEra

Energy will deliver to such Holder the Common Stock issued in accordance with each related Purchase Contract. Any amount of the Put Price remaining following settlement of each such Purchase Contract will be delivered to the Purchase Contract Agent for the benefit of such Holder.
9.    Initially (a) the Debentures of the Ninety-Fourth Series will be issued in certificated form registered in the name of The Bank of New York Mellon, as Purchase Contract Agent, under the Purchase Contract Agreement dated as of February 1, 2026 between NextEra Energy and The Bank of New York Mellon, as Purchase Contract Agent (the “Purchase Contract Agreement”), as a component of Corporate Units; and (b) the Separate Debentures of the Ninety-Fourth Series, if any, will be issued in global form in the name of Cede & Co. (as nominee for The Depository Trust Company (“DTC”), the initial Depositary for the Debentures of the Ninety-Fourth Series that are not a component of Corporate Units), and may bear such legends as either the Purchase Contract Agent or DTC, respectively, may reasonably request.
10.    If the Company shall make any deposit of money and/or Eligible Obligations with respect to any Debentures of the Ninety-Fourth Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:
(A)    an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the Debentures of the Ninety-Fourth Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of said Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such Debentures of the Ninety-Fourth Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency and setting forth the amount thereof; or
(B)    an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such Debentures of the Ninety-Fourth Series, or the applicable portion of the principal amount thereof, will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to U.S. federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effectuated.
11.    The Debentures of the Ninety-Fourth Series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Debentures of the Ninety-Fourth Series:

(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Debentures of the Ninety-Fourth Series, this certificate or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Debentures of the Ninety-Fourth Series within sixty (60) days after the occurrence of such Guarantor Event (the “Mandatory Redemption”) at a Redemption Price specified below unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Debentures of the Ninety-Fourth Series are then rated by those rating agencies, or, if the Debentures of the Ninety-Fourth Series are then rated by only one of those rating agencies, then such rating agency, or, if the Debentures of the Ninety-Fourth Series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Debentures of the Ninety-Fourth Series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If the Mandatory Redemption occurs (i) prior to February 15, 2029, if the Purchase Contracts have been previously or concurrently terminated, the Redemption Price will be equal to the principal amount of each Debenture of the Ninety-Fourth Series; (ii) prior to February 15, 2029, if the Purchase Contracts have not been so previously or concurrently terminated, the Redemption

Price will be equal to the Redemption Amount for each Debenture of the Ninety-Fourth Series and such Redemption Price payable with respect to the Debentures of the Ninety-Fourth Series that are a component of the Corporate Units at the time of the Mandatory Redemption will be distributed to the Collateral Agent as described in Paragraph 7 with respect to the Special Event Redemption; or (iii) on or after February 15, 2029, the Redemption Price will be equal to the principal amount of each Debenture of the Ninety-Fourth Series; in each case, together with accrued and unpaid interest, if any, to, but excluding, the Mandatory Redemption Date.
12.    With respect to the Debentures of the Ninety-Fourth Series, each of the following events shall be an additional Event of Default under the Indenture:
(A)    the consolidation of the Guarantor with or merger of the Guarantor into any other Person, or the conveyance or other transfer or lease by the Guarantor of its properties and assets substantially as an entirety to any Person, unless
(i)    the Person formed by such consolidation or into which the Guarantor is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Guarantor substantially as an entirety shall be a Person organized and existing under the laws of the U.S., any State thereof or the District of Columbia, and shall expressly assume the obligations of the Guarantor under the Guarantee Agreement; and
(ii)    immediately after giving effect to such transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; or
(B)    the failure of the Company to redeem the Outstanding Debentures of the Ninety-Fourth Series if and as required by Paragraph 11 hereof.
13.    If a Guarantor Event occurs and the Company is not required to redeem the Debentures of the Ninety-Fourth Series pursuant to Paragraph 11 hereof, the Company will provide to the Trustee and the Holders of the Debentures of the Ninety-Fourth Series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement. The provision of such reports and information to the Trustee shall be for informational purposes only and the Trustee’s receipt or deemed receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants under the Indenture.
14.    The Debentures of the Ninety-Fourth Series that are a component of the Corporate Units will be issued in certificated form, will be in denominations of $1,000 and integral multiples of $1,000, without coupons; provided, however, that upon release by the Collateral Agent of Debentures of the Ninety-Fourth Series underlying the Applicable Ownership Interests in Debentures of the Ninety-Fourth Series pledged to secure the Corporate Units holders’ obligations under the related Purchase Contracts (other than any release of the Debentures of the Ninety-Fourth Series in connection with the creation of Treasury Units, an Early Settlement, a Fundamental Change Early Settlement, or a Remarketing) the

Debentures of the Ninety-Fourth Series will be issuable in denominations of $25 principal amount and integral multiples thereof.
15.    The Company reserves the right to require legends on Debentures of the Ninety-Fourth Series as it may determine are necessary to ensure compliance with the securities laws of the United States of America and the states therein and any other applicable laws.
16.    No service charge shall be made for the registration of transfer or exchange of the Debentures of the Ninety-Fourth Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with such transfer or exchange.
17.    The Company has reserved the right, without any consent, vote or other action by Holders of the Debentures of the Ninety-Fourth Series, or of any other series of Securities issued after December 1, 2021, to amend the Indenture as follows:
(A)    To amend the second sentence of Section 402 thereof to read as follows:
“The Company shall, at least 20 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of such Securities to be redeemed.”
(B)    To amend the first sentence of Section 404 thereof to read as follows:
“Except as otherwise specified as contemplated by Section 301 for Securities of any series, notice of redemption shall be given in the manner provided in Section 106 to the Holders of the Securities to be redeemed not less than 10 nor more than 60 days prior to the Redemption Date.”
18.    The Debentures of the Ninety-Fourth Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto.
19.    The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the Debentures of the Ninety-Fourth Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made.
20.    The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein.
21.    In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with.
22.    In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent), to the authentication and delivery of the Debentures of the Ninety-Fourth Series requested in the accompanying Company Order No. 68 have been complied with.

IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this 3rd day of March, 2026 in New York, New York.
JAMES MAY
James May
Vice President & Treasurer

Signature Page – Officer’s Certificate

Appendix A
Defined Terms

“Accounting Event” shall have the meaning set forth in Paragraph 7.
“Applicable Ownership Interest in Debentures of the Ninety-Fourth Series” means a 2.5% undivided beneficial ownership interest in $1,000 principal amount of Debentures of the Ninety-Fourth Series that is a component of a Corporate Unit, and “Applicable Ownership Interests in Debentures of the Ninety-Fourth Series” means the aggregate of each Applicable Ownership Interest in Debentures of the Ninety-Fourth Series that is a component of all Corporate Units then outstanding.
“Collateral Agent” shall have the meaning set forth in Paragraph 7.
“Common Stock” shall have the meaning set forth in Paragraph 3.
“Company” shall have the meaning set forth in the first paragraph.
“Contract Adjustment Payments” shall have the meaning specified in the Purchase Contract Agreement.
“Contract Settlement Price” shall have the meaning set forth in Paragraph 3.
“Corporate Units” shall have the meaning specified in the Purchase Contract Agreement.
“Custodial Agent” shall have the meaning set forth in Paragraph 7.
“Debentures of the Ninety-Fourth Series” shall have the meaning set forth in Paragraph 1.
“Depositary” means a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, that is designated to act as Depositary for the Corporate Units, Treasury Units and Separate Debentures pursuant to the Purchase Contract Agreement.
“DTC” shall have the meaning set forth in Paragraph 9.
“Early Remarketing Period” shall mean a period in the Period for Early Remarketing of up to 15 Business Days selected by NEE Capital.
“Early Settlement” shall have the meaning specified in the Purchase Contract Agreement.
“Failed Remarketing” will occur if, in spite of using their commercially reasonable efforts, the Remarketing Agents cannot remarket the
(i)    Pledged Debentures of the Ninety-Fourth Series and
(ii)    the Separate Debentures of the Ninety-Fourth Series, if any, the Holders of which have elected to participate in such Remarketing,

(a) during any Early Remarketing Period at a price not less than 100% of the sum of the Remarketing Treasury Portfolio Purchase Price plus the Separate Debentures Purchase Price, (b) during the Final Remarketing Period at a price not less than 100% of the aggregate principal amount of the Debentures of the Ninety-Fourth Series being remarketed, or (c) because a condition precedent set forth in the Purchase Contract Agreement is not fulfilled; provided that a Failed Remarketing (as defined in the Series P Officer’s Certificate) shall constitute a Failed Remarketing of the Debentures of the Ninety-Fourth Series.
“Final Remarketing Date” shall mean the third Business Day immediately preceding February 15, 2029.
“Final Remarketing Period” shall mean the period beginning on and including the fifth Business Day, and ending on and including the third Business Day, prior to February 15, 2029.
“Fundamental Change Early Settlement” shall have the meaning specified in the Purchase Contract Agreement.
“Guarantee Agreement” shall have the meaning set forth in Paragraph 11.
“Guarantor” shall have the meaning set forth in Paragraph 11.
“Guarantor Events” shall have the meaning set forth in Paragraph 11.
“Indenture” shall have the meaning set forth in the first paragraph.
“Interest Payment Dates” shall have the meaning set forth in Paragraph 3.
“Interest Rate” shall have the meaning set forth in Paragraph 3.
“Mandatory Redemption” shall have the meaning set forth in Paragraph 11.
“Mandatory Redemption Date” shall have the meaning set forth in Paragraph 7.
“Mandatory Redemption Treasury Portfolio Purchase Price” shall have the meaning set forth in Paragraph 7.
“Minimum Price” shall have the meaning set forth in Paragraph 3.
“NextEra Energy” shall mean NextEra Energy, Inc., a Florida corporation.
“Period for Early Remarketing” shall mean the period beginning on and including the fifth Business Day prior to August 15, 2028 and ending on and including the ninth Business Day preceding February 15, 2029.
“Pledge Agreement” shall have the meaning set forth in Paragraph 7.
“Pledged Debentures of the Ninety-Fourth Series” shall mean Applicable Ownership Interests in Debentures of the Ninety-Fourth Series from time to time credited to the Collateral Account and not then released from the lien and security interest in the Collateral created by the Pledge Agreement.
“Purchase Contract” shall have the meaning specified in the Purchase Contract Agreement.
“Purchase Contract Agent” shall have the meaning set forth in Paragraph 3.
“Purchase Contract Agreement” shall have the meaning set forth in Paragraph 9.
“Purchase Contract Settlement Date” shall mean February 15, 2029.
“Put Price” shall mean price for each Debenture of the Ninety-Fourth Series equal to the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the Purchase Contract Settlement Date.
“Put Right” shall have the meaning set forth in Paragraph 8.
“Quarterly Interest Payment Date” shall have the meaning set forth in Paragraph 3.
“Quotation Agent” shall have the meaning set forth in Paragraph 3.
“Redemption Amount” shall have the meaning set forth in Paragraph 7.
“Regular Record Date” shall have the meaning set forth in Paragraph 5.
“Remarketed Debentures of the Ninety-Fourth Series” shall have the meaning set forth in Paragraph 3.
“Remarketing” means the remarketing of the Debentures of the Ninety-Fourth Series pursuant to the Remarketing Agreement during a Remarketing Period.
“Remarketing Agents” shall have the meaning set forth in Paragraph 3.
“Remarketing Agreement” shall have the meaning set forth in Paragraph 3.
“Remarketing Announcement” shall have the meaning set forth in Paragraph 3.
“Remarketing Announcement Date” shall have the meaning set forth in Paragraph 3.
“Remarketing Dates” shall mean one or more Business Days during the period beginning on the fifth Business Day immediately preceding August 15, 2028 and ending on the third Business Day immediately preceding February 15, 2029 selected by the Company as a date on which the Remarketing Agents shall, in accordance with the terms of the Remarketing Agreement, remarket the Debentures of the Ninety-Fourth Series.
“Remarketing Per Debenture of the Ninety-Fourth Series Price” means an amount equal to the Remarketing Treasury Portfolio Purchase Price divided by the number of the Debentures of the Ninety-Fourth Series that are a component of Corporate Units remarketed on any Successful Remarketing Date during the Period for Early Remarketing.

“Remarketing Period” shall mean an Early Remarketing Period or the Final Remarketing Period, as applicable.
“Remarketing Price” shall have the meaning set forth in Paragraph 3.
“Remarketing Treasury Portfolio” shall have the meaning set forth in Paragraph 3.
“Remarketing Treasury Portfolio Purchase Price” shall have the meaning set forth in Paragraph 3.
“Reset Effective Date” shall have the meaning set forth in Paragraph 3.
“Reset Rate” shall have the meaning set forth in Paragraph 4.
“SAS” shall have the meaning set forth in Paragraph 7.
“Series P Officer’s Certificate” means the Officer’s Certificate, dated March 3, 2026, pursuant to the Indenture creating the Company’s Series P Debentures due February 15, 2031.
“Separate Debentures of the Ninety-Fourth Series” means Debentures of the Ninety-Fourth Series that are not a component of Corporate Units.
“Separate Debentures Purchase Price” means the amount in cash equal to the product of the Remarketing Per Debenture of the Ninety-Fourth Series Price multiplied by the number of Separate Debentures of the Ninety-Fourth Series remarketed in a Remarketing during the Period for Early Remarketing.
“Special Event” shall have the meaning set forth in Paragraph 7.
“Special Event Redemption” shall have the meaning set forth in Paragraph 7.
“Special Event Redemption Date” shall have the meaning set forth in Paragraph 7.
“Special Event Treasury Portfolio” shall have the meaning set forth in Paragraph 7.
“Special Event Treasury Portfolio Purchase Price” shall have the meaning set forth in Paragraph 7.
“Stated Maturity Date” shall have the meaning set forth in Paragraph 2.
“Subsequent Interest Payment Date” shall have the meaning set forth in Paragraph 3.
“Successful Early Remarketing” occurs when the Remarketing Agents are able to remarket the Pledged Debentures of the Ninety-Fourth Series and the Separate Debentures of the Ninety-Fourth Series participating in such Remarketing, if any, at a price equal to or greater than 100% of the Remarketing Treasury Portfolio Purchase Price plus the Separate Debentures Purchase Price; provided that if there is not a Successful Early Remarketing (as defined in the Series P Officer’s Certificate), then a Successful Early Remarketing of the Debentures of the Ninety-Fourth Series is deemed to have not occurred.

“Successful Final Remarketing” occurs when the Remarketing Agents are able to remarket the Pledged Debentures of the Ninety-Fourth Series and the Separate Debentures of the Ninety-Fourth Series participating in such Remarketing, if any, at a price equal to or greater than 100% of the aggregate principal amount of the Remarketed Debentures of the Ninety-Fourth Series; provided that if there is not a Successful Final Remarketing (as defined in the Series P Officer’s Certificate), then a Successful Final Remarketing of the Debentures of the Ninety-Fourth Series is deemed to have not occurred.
“Successful Remarketing” means a Successful Early Remarketing or a Successful Final Remarketing.
“Successful Remarketing Date” means the Remarketing Date on which the Debentures of the Ninety-Fourth Series participating in such Remarketing are successfully remarketed in accordance with the provisions of the Remarketing Agreement.
“Tax Credit Event” shall have the meaning set forth in Paragraph 7.
“Tax Deductibility Event” shall have the meaning set forth in Paragraph 7.
“Treasury Unit” shall have the meaning specified in the Purchase Contract Agreement.
“Trustee” shall have the meaning set forth in the first paragraph.
“U.S.” means the United States of America, its Territories, its possessions and other areas subject to its political jurisdiction.

Exhibit A
[Unless this certificate is presented by an authorized representative of The Depository Trust Company, a limited purpose company organized under the New York Banking Law (“DTC”), to NextEra Energy Capital Holdings, Inc. or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

No.     CUSIP No. __________
[FORM OF FACE OF DEBENTURE]
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
SERIES Q DEBENTURE DUE FEBRUARY 15, 2034
NEXTERA ENERGY CAPITAL HOLDINGS, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company,” which term includes any successor Person under the Indenture (as defined below)), for value received, hereby promises to pay to
, or registered assigns, the principal sum of ____________________ Dollars, as set forth on Schedule I hereto, on the Stated Maturity Date, and to pay interest on said principal amount from March 3, 2026, or from the most recent Interest Payment Date to which interest has either been paid or duly provided for, quarterly in arrears on February 15, May 15, August 15 and November 15 of each year (each a “Quarterly Interest Payment Date”), commencing May 15, 2026, at the rate of 4.000% per annum to, but excluding, the Reset Effective Date, if any, and thereafter semi-annually in arrears on the Subsequent Interest Payment Dates (together with the Quarterly Interest Payment Dates and the Reset Effective Date, the “Interest Payment Dates”) at the Reset Rate, in each case on the basis of a 360-day year consisting of twelve 30-day months, until the principal hereof is paid or duly provided for or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) to pay interest, compounded quarterly, at the rate of 4.000% per annum on any overdue principal and payment of interest to, but excluding, the Reset Effective Date, if any, and thereafter, compounded semi-annually, at the Reset Rate, if any. Interest on the Securities of this series will accrue from and including March 3, 2026, to, but excluding, the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for.
No interest will accrue on the Securities of this series with respect to the day on which the Securities of this series mature. In the event that an Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay), except that, if such Business Day is in the next succeeding calendar year, then such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date. The interest so payable, and punctually paid or duly provided for, on an Interest Payment Date will, as provided in the Indenture referred to on the reverse of this Security (the “Indenture”), be payable to the Person in whose name this Security, or any Predecessor Security, is registered at the close of business on the “Regular Record Date” for such interest installment, which (a) as long as all of the Securities of this series remain in certificated form and are held by the Purchase Contract Agent or are held by a securities depository in book-entry form, will be the close of business on the Business Day immediately preceding such Interest Payment Date, or (b) if any of the Securities of this series are in certificated form, but all are not held by the Purchase Contract Agent, or are not held by a securities depository in book-entry form, will be at least one Business Day but not more than sixty (60) Business Days prior to such corresponding Interest Payment Date, as selected by the Company; provided that, unless the Purchase Contracts described in the Purchase Contract Agreement have been terminated, such Regular Record Date must be the same as the record date for payment of distributions and Contract Adjustment Payments for the Corporate Units described in the Purchase Contract Agreement; and provided further that interest payable on the Stated Maturity Date or a Redemption Date will be paid to the same Person to whom the associated principal is to be paid. Any such interest not punctually paid or duly provided for will forthwith cease to be payable to the Person who is the Holder of this Security on such Regular Record Date and may be paid to the Person in whose name this Security, or any Predecessor Security, is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice of which shall be given to Holders of Securities of this series not less than ten (10) days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.
Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York City, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.
Reference is hereby made to the further provisions of this Security set forth on the reverse of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place. (All capitalized terms used in this Security which are not defined herein, including the reverse of this Security, but which are defined in the Indenture or in the Officer’s Certificate shall have the meanings specified in the Indenture or in the Officer’s Certificate.)
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse of this Security by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in                                    .
NEXTERA ENERGY CAPITAL HOLDINGS, INC.
By:_______________________________________

[FORM OF CERTIFICATE OF AUTHENTICATION]
CERTIFICATE OF AUTHENTICATION
Dated:
This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
THE BANK OF NEW YORK MELLON, as Trustee
By:_______________________________________
Authorized Signatory

[FORM OF REVERSE OF DEBENTURE]
This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Debt Securities), dated as of June 1, 1999 (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on March 3, 2026, creating the series designated on the face hereof (herein called the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities of this series and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof.
Unless an earlier Special Event Redemption or Mandatory Redemption has occurred, this Security shall mature and the principal amount thereof shall be due and payable together with all accrued and unpaid interest thereon on the Stated Maturity Date. The “Stated Maturity Date” shall mean February 15, 2034.
If a Special Event shall occur and be continuing, the Company may, at its option, redeem the Securities of this series in whole, but not in part, at any time, at a price per Security equal to the Redemption Price as set forth in the Officer’s Certificate. If there is a Special Event Redemption (as defined in the Officer’s Certificate, dated March 3, 2026, pursuant to the Indenture creating the Series P Debentures due February 15, 2031 (the “Series P Debentures”)) with respect to the Series P Debentures which occurs prior to a Successful Remarketing of the Series P Debentures or the Purchase Contract Settlement Date, the Company will be required to redeem the Securities of this series at the same time as the Special Event Redemption of the Series P Debentures even if the Company would be unable to otherwise effect a Special Event Redemption with respect to the Securities of this series.
If this Security is not a component of Corporate Units, the Holder of this Security may, on or prior to the second Business Day, but no earlier than the fifth Business Day, immediately preceding the first Remarketing Date of any Remarketing Period, elect to have this Security remarketed, by delivering this Security, along with a notice of such election, to Deutsche Bank Trust Company Americas, as Collateral Agent and Custodial Agent, for Remarketing in accordance with the Pledge Agreement dated as of February 1, 2026 between NextEra Energy, The Bank of New York Mellon and Deutsche Bank Trust Company Americas, as Collateral Agent, Custodial Agent and Securities Intermediary.
The Securities of this series are subject to a put right (the “Put Right”) in the following circumstances:
(A)    If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, each Holder of Securities of this series that are not part of a Corporate Unit may exercise its Put Right by providing written notice at least two Business Days prior to the Purchase Contract Settlement Date, all as more fully described in the Officer’s Certificate. The Put Price will be paid to such Holder on the Purchase Contract Settlement Date. The “Put Price” will be equal to the principal amount of such Securities, plus accrued and unpaid interest, if any, to, but excluding, the Purchase Contract Settlement Date.

(B)    If there has not been a Successful Remarketing prior to the Purchase Contract Settlement Date, each Holder of a 2.5% undivided beneficial ownership interest in $1,000 principal amount of Securities that is a component of a Corporate Unit (the “Applicable Ownership Interest in Securities”) will be deemed to have automatically exercised its Put Right, upon a Failed Remarketing during the Final Remarketing Period, unless, on the second Business Day immediately prior to the Purchase Contract Settlement Date, such Holder provides written notice to the Purchase Contract Agent of its intention to settle the related Purchase Contracts with separate cash and, on or prior to the Business Day immediately preceding the Purchase Contract Settlement Date, delivers to the Collateral Agent $50 in cash per each of such Holder’s related Purchase Contracts. As described in the Purchase Contract Agreement, each Holder of an Applicable Ownership Interest in Securities who has not settled the related Purchase Contracts with separate cash will be deemed to have elected to apply a portion of the Put Price equal to the principal amount of such Holder’s Applicable Ownership Interest in Securities against such Holder’s obligations to NextEra Energy under the related Purchase Contracts, thereby satisfying such obligations in full, and NextEra Energy will deliver to such Holder its common stock, $0.01 par value, issued in accordance with each related Purchase Contract. Any amount of the Put Price remaining following settlement of each such Purchase Contract will be delivered to the Purchase Contract Agent for the benefit of such Holder.
The Put Right of a Holder of the Securities of this series that are not part of a Corporate Unit shall only be exercisable upon delivery to the Company, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, at the offices of the agency of the Company in New York City, the Securities of this series to be repaid with the form entitled “Option to Elect Repayment” on the reverse of or otherwise accompanying such Securities duly completed. Any such notice received by the Company shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of the Securities of this series for repurchase shall be determined by the Company, whose determination shall be final and binding. The payment of the Put Price in respect of such Securities of this series shall be made, either through the Trustee or the Company acting as Paying Agent on the Purchase Contract Settlement Date.
The Securities of this series will be absolutely, irrevocably and unconditionally guaranteed as to payment of principal, interest and premium, if any, by NextEra Energy, Inc., as Guarantor (the “Guarantor”), pursuant to a Guarantee Agreement, dated as of June 1, 1999, between the Guarantor and The Bank of New York Mellon (as Guarantee Trustee) (the “Guarantee Agreement”). The following shall constitute “Guarantor Events” with respect to the Securities of this series:
(A)    the failure of the Guarantee Agreement to be in full force and effect;
(B)    the entry by a court having jurisdiction with respect to the Guarantor of (i) a decree or order for relief in respect of the Guarantor in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or (ii) a decree or order adjudging the Guarantor bankrupt or insolvent, or approving as properly filed a petition by one or more entities other than the Guarantor seeking reorganization, arrangement, adjustment or composition of or in respect of the Guarantor under any applicable Federal or State bankruptcy, insolvency or other similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official for the Guarantor or for any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order for relief or any such other decree or order shall have remained unstayed and in effect for a period of ninety (90) consecutive days; or
(C)    the commencement by the Guarantor of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or of any other case or proceeding seeking for the Guarantor to be adjudicated bankrupt or insolvent, or the consent by the Guarantor to the entry of a decree or order for relief in respect of itself in a case or proceeding under any applicable Federal or State bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Guarantor, or the filing by the Guarantor of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency or other similar law, or the consent by the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Guarantor or of any substantial part of its property, or the making by the Guarantor of an assignment for the benefit of creditors, or the admission by the Guarantor in writing of its inability to pay its debts generally as they become due, or the authorization of such action by the Board of Directors of the Guarantor.
Notwithstanding anything to the contrary contained in the Securities of this series, the Officer’s Certificate, or the Indenture, the Company shall, if a Guarantor Event shall occur and be continuing, redeem all of the Outstanding Securities of this series within sixty (60) days after the occurrence of such Guarantor Event (the “Mandatory Redemption”) at a Redemption Price specified below unless, within thirty (30) days after the occurrence of such Guarantor Event, S&P Global Ratings, a division of S&P Global Inc., and Moody’s Investors Service, Inc. (if the Securities of this series are then rated by those rating agencies, or, if the Securities of this series are then rated by only one of those rating agencies, then such rating agency, or, if the Securities of this series are not then rated by either one of those rating agencies but are then rated by one or more other nationally recognized rating agencies, then at least one of those other nationally recognized rating agencies) shall have reaffirmed in writing that, after giving effect to such Guarantor Event, the credit rating on the Securities of this series shall be investment grade (i.e., in one of the four highest categories, without regard to subcategories within such rating categories, of such rating agency).
If the Mandatory Redemption occurs (i) prior to February 15, 2029 and if the Purchase Contracts have been previously or concurrently terminated, the Redemption Price for each Security of this series will be equal to the principal amount of such Security; (ii) prior to February 15, 2029, if the Purchase Contracts have not been so previously or concurrently terminated, the Redemption Price will be equal to the Redemption Amount for each Security of this series and such Redemption Price payable with respect to such Security that is a component of the Corporate Units at the time of the Mandatory Redemption will be distributed to the Collateral Agent on the date of Mandatory Redemption in exchange for each Security of this series pledged to the Collateral Agent, as provided in the Officer’s Certificate; or (iii) on or after February 15, 2029, the Redemption Price will be equal to the principal amount of each Security; in each case, together with accrued and unpaid interest, if any, to, but excluding, the date of Mandatory Redemption.
If a Guarantor Event occurs and the Company is not required to redeem the Securities of this series pursuant to the preceding paragraph, the Company will provide to the Trustee and the Holders of the Securities of this series annual and quarterly reports containing the information that the Company would be required to file with the Securities and Exchange Commission under Section 13 or Section 15(d) of the Securities Exchange Act of 1934 if it were subject to the reporting requirements of either of those Sections; provided, that if the Company is, at that time, subject to the reporting requirements of either of those Sections, the filing of annual and quarterly reports with the Securities and Exchange Commission pursuant to either of those Sections will satisfy the foregoing requirement.
The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture, including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.
The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected by such amendment to the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be thus affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by Holders of the specified percentages in principal amount of the Securities of this series shall be conclusive and binding upon all current and future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof, except as provided for in the Officer’s Certificate. As provided in the Indenture and subject to certain limitations therein set forth and set forth in the Officer’s Certificate, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.
No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

SCHEDULE I

The initial amount of the Securities evidenced by this certificate is $_______________;
CHANGES TO PRINCIPAL AMOUNT OF SECURITIES EVIDENCED BY THIS CERTIFICATE

Date	Amount of decrease in principal amount of this Security	Amount of increase in principal amount of this Security	Principal amount of this Security following such decrease or increase	Signature of authorized signatory of Trustee or Security Registrar

OPTION TO ELECT REPAYMENT
The undersigned hereby irrevocably requests and instructs the Company to repay $________ principal amount of the within Security, pursuant to its terms, on the Purchase Contract Settlement Date, together with any interest thereon accrued but unpaid to, but excluding, the date of repayment, to the undersigned at:

(Please print or type name and address of the undersigned)
and to issue to the undersigned, pursuant to the terms of the Security, a new Security or Securities representing the remaining aggregate principal amount of this Security.
For this Option to Elect Repayment to be effective, this Security with the Option to Elect Repayment duly completed must be received by the Company at the offices of its agency in New York City, no later than 5:00 p.m., New York City time, on the second Business Day prior to February 15, 2029.
Dated:
Signature:
Signature Guarantee:
Note: The signature to this Option to Elect Repayment must correspond with the name as written upon the face of the within Security without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Series Q Debenture due February 15, 2034 to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)
and irrevocably appoints

agent to transfer this Security on the books of the Security Register. The agent may substitute another to act for him or her.
Date:
    Signature:

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Security)
SIGNATURE GUARANTEE
Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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